UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	870299034
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

847 Main Street, Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:	__________
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $.01 par value per share
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.     Description Of Registrant's Securities To Be Registered

    General.

Minrad International, Inc. ("Registrant") hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading "Description of Capital Stock" in Registrant's Registration Statement on Form SB-2 (File No. 333-126359), as originally filed with the Securities and Exchange Commission (the "Commission") on July 1, 2005, as subsequently amended (the "Registration Statement").

Item 2. Exhibits
	Exhibit No.	Exhibit

	3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-126359), as originally filed with the Securities and Exchange Commission (the "Commission") on July 1, 2005.

	3.3	Bylaws of the Registrant (incorporated by reference to Appendix E to definitive Proxy Statement as filed under Schedule 14A on April 6, 2005).

*	4.1	Specimen Certificate of the Registrant's Common Stock

	21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Form 10-KSB filed on March 31, 2005).

*	Filed herewith

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MINRAD INTERNATIONAL, INC.

Date: November 4, 2005	By:	/s/ William H. Burns, Jr.
		Name:	William H. Burns, Jr.
		Title:	President and Chief Executive Officer